UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2020

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	par value $0.01 per share	HTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

a.	On May 6, 2020, Hertz Global Holdings, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”).

b.	The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

i.	The following directors were elected at the Annual Meeting and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
David A. Barnes	117,705,826	1,318,434	55,963	9,847,563
SungHwan Cho	111,159,737	7,871,570	48,916	9,847,563
Vincent J. Intrieri	110,839,439	8,193,387	47,397	9,847,563
Henry R. Keizer	115,291,577	3,719,299	69,347	9,847,563
Kathryn V. Marinello	117,348,674	1,616,368	115,181	9,847,563
Anindita Mukherjee	117,802,309	1,227,917	49,997	9,847,563
Daniel A. Ninivaggi	116,991,190	2,041,614	47,419	9,847,563
Kevin M. Sheehan	115,970,971	3,060,286	48,966	9,847,563

ii.	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered certified accounting firm for the year 2020 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
128,502,577	344,965	80,244	—

iii.	The named executive officers’ compensation was approved on an advisory basis by the following vote:

For	Against	Abstain	Broker Non-Votes
114,931,774	3,997,591	150,858	9,847,563

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ M. DAVID GALAINENA
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary
Date:  May 7, 2020